UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006 (March 13, 2006)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 13, 2006, the Company issued a press release announcing its participation in the Howard Weil 2006 Energy Conference in New Orleans, Louisiana on March 19—23, 2006. Company Chief Executive Officer Fredrick J. Barrett will present to the conference on Monday, March 20, 2006 at 2:10 p.m. CDT. Mr. Barrett’s presentation will be available on the Company’s website at http://www.billbarrettcorp.com prior to the presentation.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of Mr. Barrett’s presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K

At the conference, participants will be given a copy of the Company’s letter to stockholders and annual report for 2005, which will include a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The stockholder’s letter and annual report are expected to be mailed to stockholders on or about April 13, 2006 with the proxy materials for the annual meeting of stockholders to be held on May 17, 2005. A copy of the letter to stockholders and annual report, other than the previously filed Form 10-K, is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 13, 2006

99.2	Presentation to be made on March 20, 2006

99.3	Letter to stockholders and annual report

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President — General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 13, 2006

99.2	Presentation to be made on March 20, 2006

99.3	Letter to stockholders and annual report

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